                                                                    EXHIBIT 99.1

For Immediate Release


                             AMEDISYS, INC. REPORTS
                         THIRD QUARTER OPERATING RESULTS

 EARLY INDICATIONS SUGGEST COMPANY WILL RETURN TO PROFITABILITY IN THE FOURTH QUARTER OF, 2000

BATON ROUGE, Louisiana (November 15, 2000) - Amedisys, Inc. (OTC BB: "AMED"), one of America's leading home health nursing companies, today announced operating results for the third quarter and first nine months of the year 2000. Amedisys also announced that early indications of its operating performance, following the implementation of Medicare's new Prospective Payment System (PPS) on October 1, 2000, suggest that its operations will return to profitability in the fourth quarter of 2000.

For the three months ended September 30, 2000, the Company reported a net loss of ($762,000), or ($0.15) per share, on revenues of approximately $22.1 million. These results compared with net income of $6,170,000, or $1.98 per share, and revenues of $24.2 million, in the third quarter of 1999. The Company's net loss before income taxes and discontinued operations totaled ($1,469,000) in the most recent quarter, versus net loss before income taxes and discontinued operations of ($2,727,000) in the quarter ended September 30, 1999. Financial results in the third quarter of 1999 benefited from a gain of $6.2 million as a result of the sale of discontinued operations. Results for the quarter ended September 30, 2000, benefited from a $1.1 million gain on the sale of discontinued operations.

The Company reported a net loss of ($3,386,000), or ($0.84) per share, on revenues of $68.8 million, for the nine-month period ended September 30, 2000. In the corresponding period of the prior year, revenues approximated $73.9 million with net income of $2,215,000, or $0.72 per share. The Company's net loss before income taxes and discontinued operations totaled ($4,203,000) in the first nine months of 2000, versus a net loss before income taxes and discontinued operations of ($6,015,000) in the corresponding period of the prior year. Results for the nine months ended September 30, 2000 included gains from the sale of discontinued operations totaling $3.6 million, while gains from the sale of discontinued operations totaled $6.2 million in the first nine months of 1999.

The decreases in revenues for the quarter and nine months ended September 30, 2000, primarily reflects a reduction in the number of patient visits during the period.

"Our program of selling non-core assets, in order to focus exclusively on home nursing and related activities, is almost complete," stated William F. Borne, Chairman and Chief Executive Officer of Amedisys, Inc. "We still own two surgery centers, which we expect to sell during the next few months. The sale of our non-nursing assets generated significant cash proceeds during the first nine months of 2000, which allowed us to fund operating losses prior to the implementation of Medicare's Prospective Payment System."




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"As of the October 1, 2000 implementation date, nursing services provided to our Medicare patients, which represent about 91% of Amedisys' business, are being billed in accordance with PPS. By focusing upon operating efficiencies and new technologies, we have positioned Amedisys as an outcome driven low-cost provider in the home-nursing industry, and this should allow our Company to return to profitability under PPS. We expect Amedisys to be profitable in the fourth quarter and to build upon that profitability in the year 2001."

"Amedisys' financial condition has improved substantially during the first nine months of 2000," observed John Joffrion, Chief Financial Officer of the Company. "As of September 30, 2000, cash and cash equivalents on our balance sheet totaled $4.6 million, compared with $1.4 million at the beginning of the year, and we anticipate a positive cash flow from operations in the fourth quarter. The sale of our remaining non-core assets should further bolster our balance sheet in the coming months."

"Amedisys has successfully emerged from a very difficult period, during which many home nursing companies failed or exited the industry, and the Company is now positioned to prosper and grow as a leader in the largest segment of the home healthcare industry," continued Borne. "One has only to review America's demographic trends to realize that care for the elderly will be one of our nation's highest priorities during the next two decades, and home nursing will play a key role in providing quality health care at reasonable costs to the U.S. economy. In addition, we are expecting a dynamic shift from facility-based to non-facility-based care, driven by cost efficiency considerations. We believe Amedisys can take advantage of both internal and external growth opportunities in an improved industry environment, and management is committed to the pursuit of strategies which will serve society and our shareholders well."

Amedisys, Inc. is a leading multi-regional provider of alternate-site health care services, including home health nursing and outpatient surgery. The Company is headquartered in Baton Rouge, Louisiana, and its common stock trades on the OTC Bulletin Board under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government payment procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

   Additional information on this Company can be found on the World Wide Web.
                             http://www.amedisys.com

                    For further information, please contact:
            John Joffrion, Senior Vice President at (225) 292-2031 or
    RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893
                      or via e-mail at info@rjfalkner.com


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                                 AMEDISYS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED, DOLLAR AMOUNTS IN 000'S, EXCEPT PER SHARE AMOUNTS)

                             SELECTED FINANCIAL DATA



                                               For the three months ended          For the nine months ended
                                                      September 30,                      September 30,
                                                 2000              1999              2000              1999
                                             ------------      ------------      ------------      ------------
                                                                (Restated)                          (Restated)

Service revenue                              $     22,091      $     24,170      $     68,779      $     73,869
                                             ------------      ------------      ------------      ------------
Gross margin                                       11,725            13,016            36,199            38,612

Total general and administrative
    expenses                                       12,584            13,631            38,695            41,240
                                             ------------      ------------      ------------      ------------

Operating loss                                       (859)             (615)           (2,496)           (2,628)

Total other income and expense                       (610)           (2,112)           (1,707)           (3,387)
                                             ------------      ------------      ------------      ------------

Net income (loss) before income taxes and
    discontinued operations                        (1,469)           (2,727)           (4,203)           (6,015)

(Benefit) for estimated income taxes                   --            (3,123)               --            (3,008)
                                             ------------      ------------      ------------      ------------

Net income (loss) before discontinued
    operations                                     (1,469)              396            (4,203)           (3,007)

Discontinued operations:
(Loss) from discontinued operations,
    net of income taxes                              (407)             (391)           (2,806)             (943)
Gain on sale of discontinued
    operations, net of income taxes                 1,114             6,165             3,623             6,165
                                             ------------      ------------      ------------      ------------
Total discontinued operations                         707             5,774               817             5,222

Net income (loss)                            $       (762)     $      6,170      $     (3,386)     $      2,215
                                             ============      ============      ============      ============

Weighted average common shares
    outstanding:                                    4,955             3,117             4,006             3,075

Basic income (loss) per common share:
   Net income (loss) before discontinued
    operations                               $      (0.29)     $       0.13      $      (1.05)     $      (0.98)
   (Loss) from discontinued operations,
    net of income taxes                             (0.08)            (0.13)            (0.69)            (0.30)
   Gain on sale of discontinued
    operations, net of income taxes                  0.22              1.98              0.90              2.00
                                             ------------      ------------      ------------      ------------

Net income (loss)                            $      (0.15)     $       1.98      $      (0.84)     $       0.72
                                             ============      ============      ============      ============




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                   SELECTED CONSOLIDATED BALANCE SHEETS ($000)



                                                    9/30/2000        12/31/1999
                                                  ------------      ------------
                                                   (Unaudited)       (Restated)

Current Assets                                    $     17,677      $     17,357
Property, Plant & Equipment (net)                        3,138             3,439
Other Assets                                            19,551            23,806
                                                  ------------      ------------
   Total Assets                                   $     40,366      $     44,602
                                                  ============      ============

Current Liabilities                               $     23,799      $     41,668
Deferred Revenue - Long-term                             4,414             6,003
Other Long-term Liabilities                             24,361             7,036
                                                  ------------      ------------
   Total Liabilities                                    52,574            54,707

Minority Interest                                          294                81

Shareholders' Equity (deficit)                         (12,502)          (10,186)
                                                  ------------      ------------

Total Liabilities & Shareholder's Equity          $     40,366      $     44,602
                                                  ============      ============